 EX‑35.8

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Annual Statement of Compliance

Citigroup Commercial Mortgage Securities Inc.,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC19

VIA: EMAIL

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Paul Vanderslice

Email: paul.t.vanderstice@citi .com

GS Mortgage Securities Corporation II, as Depositor for

GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC 18

&GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC20

&GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC22

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

Wells Fargo Bank, National Association, as Certificate Administrator for

GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC 18

&GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 20 l 4-GC20

&GS Mortgage Securities Corporation II,

Commercial Mortgage Pass-Through Certificates, Series 2014-GC22

9062 Old Annapolis Road

Columbia, Maryland 21045

Email: trustadministrationgroup@wellsfargo.com

Email: cts.sec.notifications@wellsfargo.com

Attention: SEC Notifications

Re: Pooling and Servicing Agreement dated as of March 1, 2014 (the "Agreement ") between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as the Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as the Special Servicer, Situs Holdings, LLC, as the Operating Advisor, and U.S. Bank National Association, as the Certificate Administrator and Trustee.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year (the "Reporting Period") and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: March 15, 2016

U.S. Bank National Association, as Certificate Administrator

By: /s/ Kimberly O. Jacobs

 Kimberly O. Jacobs

Senior Vice President